Cincinnati Bell Second Quarter 2014 Results August 7, 2014

2 Today’s Agenda 2 Strategic Initiatives Ted Torbeck, President & Chief Executive Officer Financial Overview & Segment Results Leigh Fox, Chief Financial Officer Question & Answer

3 Safe Harbor 3 This presentation and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

4 Non GAAP Financial Measures 4 This presentation contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non- GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt and free cash flow (including the Company’s definition of these terms) to comparable GAAP financial measures can be found in the earnings release on our website at www.cincinnatibell.com within the Investor Relations section.

Ted Torbeck President & Chief Executive Officer

6 Formula for Success 1. Manage Wireless Cash Flows and Profitability 2. Evaluate Opportunities to Monetize CyrusOne Investment 3. Continue to Invest in High Demand Strategic Products 4. Strengthen Balance Sheet 6

7 Wireless Spectrum Sale  Sale of spectrum license and certain assets valued at approximately $210 million (subject to FCC approval) - Cash proceeds of $194 million - Assumed tower lease liabilities of $16 million - Reduces interest payments by approximately $15 million annually - Expected to close prior to the end of the year  Broadens our relationship with Verizon  Wireless Adjusted EBITDA expectations for 2014 remain unchanged 7

8 24 27 30 32 35 35 37 37 38 41 28 29 30 31 31 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Quarterly Strategic Revenue Growth Managed and Professional Services Wireline - Business Wireline - Consumer ($ in millions) $87 $93 $97 $101 $107 * Revenue results are presented net of intercompany 8

9 CyrusOne Monetization  Sold 16 million CyrusOne Partnership units with proceeds totaling $356 million - Sale resulted in a gain of $193 million - Proceeds will be used to repay debt, reducing interest payments $28 million annually - Remaining 44% ownership valued at $709 million (as of June 30, 2014)  Why Now? - S&P 500 at an all-time high - CyrusOne near a 52-week high - Increased liquidity and float of CyrusOne stock - Alleviated perceived overhang from significant CBB ownership - Limited windows for monetization in 2014  Next Steps? - Continue to execute a well-timed and thoughtfully developed monetization strategy to maximize shareholder value - Success of initial sell down extends our ability to be a patient investor 9

Leigh Fox Chief Financial Officer

11 182 185 86 102 52 41 (8) (8) Q2 2013 Q2 2014 (3) (4) 84 83 4 6 19 15 Q2 2013 Q2 2014 11 Second Quarter Financial Summary Revenue Adjusted EBITDA  Total revenue of $320 million for Q2 2014, up 3% from prior year  Operating income totaled $36 million, down $11 million a year ago - Increased Wireless depreciation and amortization  Adjusted EBITDA of $100 million for Q2 2014, down $ 4 million - Decrease due to declining Wireless subscriber base  Net income for Q2 2014 totaled $114 million resulting in diluted EPS of $0.53 ($ in millions) Wireline Wireless Corporate Eliminations $312 $320 $104 $100 IT Services & Hardware

12 $77 $105 $3 $83 Revenue EBITDA Q2 2014 $61 $117 $4 $84 Revenue EBITDA Q2 2013  Strategic revenue growth in Q2 2014 offset decline from legacy products ‒ Revenue from Fioptics for Q2 2014 totaled $34 million, up 44% from Q2 2013 ‒ Strategic revenue from business customers totaled $42 million (including $2 million of Fioptics revenue) in Q2 2014, up 16% from prior year  Adjusted EBITDA totaled $83 million in Q2 2014, down $1 million from prior year  Adjusted EBITDA Margin for Q2 2014 remained solid at 45%  Access line loss was 8.0% year-over-year 12 ($ in millions) Wireline Revenue and Adjusted EBITDA Integration Revenue Strategic Legacy $182 $185

13 63 83 67 98 47 55 Q2 2013 Q2 2014 Total Fioptics Subscribers Video Subs Internet Subs Voice Subs  307,100 addresses passed with Fioptics - approximately 38% of Greater Cincinnati  Fioptics Penetration: ‒ Video – 27% ‒ Internet – 32% ‒ Voice – 18%  Fioptics monthly ARPU was up approximately 6% from Q2 2013. 2014 ARPUs are as follows: ‒ Video – $76 ‒ Internet – $38 ‒ Voice – $32  Total video churn was 2.8% for the quarter ‒ Single-family churn was 2.4% for Q2 2014 ‒ Apartment churn was 4.6% for Q2 2014 13 Fioptics Highlights (in thousands)  Fioptics subscribers increased by 33% compared to 2013 ‒ 83K video subs; 5,000 net activations in the quarter ‒ 98K internet subs; 6,700 subs added in the quarter

14 $34 $68 $6 Revenue EBITDA Q2 2014 $29 $57 $4 Revenue EBITDA Q2 2013 14 IT Services & Hardware Revenue and Adjusted EBITDA ($ in millions)  Revenue of $102 million for Q2 2014, up 18% from Q2 2013 ‒ Telecom & IT Equipment revenue of $66 million for Q2 2014 was up 17% from Q2 2013 ‒ Strategic Managed and Professional Services revenue totaled $34 million for Q2 2014, was up 16% from prior year  Adjusted EBITDA margin was 6%, up from 4% a year ago Integration Revenue Strategic Revenue $86 $102

15 $52 $41 $19 $15 15 Wireless Revenue & Adjusted EBITDA ($ in millions)  Postpaid revenue totaled $28 million , down 21% from Q2 2013 due to declining subscriber base ‒ Churn was 3.9% for Q2 2014  Prepaid revenue decreased by $2 million or 14% in Q2 2014 from a year ago ‒ Churn was 8.1% for Q2 2014  Adjusted EBITDA margin was 36% for Q2 2014, down from 37% in prior year  Restructuring charges totaled $5 million to account for costs associated with winding down operations  Cost leakage to be absorbed by the remaining core business once wireless operations shut down is expected to range between $25 – $30 million. Revenue EBITDA Revenue EBITDA Q2 2013 Q2 2014

16 Free Cash Flow 16 ($ in millions) Q2 2014 YTD 2014 Adjusted EBITDA 100$ 206$ Interest Payments (42) (78) Capital Expenditures (41) (75) Pension and OPEB Payments (8) (16) Dividends from CyrusOne 9 16 Working Capital and Other - (26) Free Cash Flow 18$ 27$ Free cash flow results are in-line with management’s expectation and components are consistent with previous communication.

17 Q2 2014 Capital Expenditures and Full Year 2014 17 Q2 2014 YTD 2014 % of YTD Spend Low High Construction 11$ 17$ 23% 42$ 42$ Installation 5 8 10% 25 27 Value added 3 5 7% 8 11 Strategic Fioptics 19$ 30$ 40% 75$ 80$ Strategic Other 9 18 24% 45 50 Total Strategic Investment 28$ 48$ 64% 120$ 130$ Maintenance 13 21 28% 50 50 Wireless - 6 8% 10 10 Total 41$ 75$ 100% 180$ 190$ Full Year 2014 ($ in millions)

18 18 Reaffirming 2014 Financial Guidance Category 2014 Guidance Wireless Segment 2014 Guidance (excluding Wireless) Revenue $1.2 billion $0.2 billion $1.0 billion Adjusted EBITDA $383 million* $50 million* $333 million* *Plus or minus 2 percent

Appendix

CBB Consolidated Results

Cincinnati Bell℠

($ in millions, except per share amounts)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Change $	Change %	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013	Change $	Change %
Revenue	$ 319.9	$ 312.0	$ 7.9	3%	$ 642.4	$ 637.7	$ 4.7	1%
Costs and expenses								
Cost of services and products	169.7	158.2	11.5	7%	335.9	320.6	15.3	5%
Selling, general and administrative	54.5	54.7	(0.2)	0%	109.9	107.8	2.1	2%
Depreciation and amortization	60.3	37.2	23.1	62%	107.2	87.8	19.4	22%
Transaction-related compensation	-	7.1	(7.1)	n/m	-	42.6	(42.6)	n/m
Restructuring charges	6.4	8.2	(1.8)	(22)%	6.4	10.8	(4.4)	(41)%
Curtailment gain	-	(0.6)	0.6	n/m	-	(0.6)	0.6	n/m
(Gain) loss on sale or disposal of assets, net	(0.1)	0.3	(0.4)	n/m	(0.1)	2.8	(2.9)	n/m
Amortization of deferred gain	(6.5)	(0.6)	(5.9)	n/m	(10.1)	(1.2)	(8.9)	n/m
Transaction costs	-	0.7	(0.7)	n/m	0.7	1.1	(0.4)	(36)%
Operating income	35.6	46.8	(11.2)	(24)%	92.5	66.0	26.5	40%
Interest expense	40.7	45.4	(4.7)	(10)%	81.0	93.3	(12.3)	(13)%
Loss from CyrusOne equity method investment	2.4	4.7	(2.3)	(49)%	1.9	6.6	(4.7)	(71)%
Gain on sale of CyrusOne equity method investment	(192.8)	-	(192.8)	n/m	(192.8)	-	(192.8)	n/m
Other expense (income), net	0.1	0.1	-	0%	0.7	(0.2)	0.9	n/m
Income (loss) before income taxes	185.2	(3.4)	188.6	n/m	201.7	(33.7)	235.4	n/m
Income tax expense (benefit)	71.0	(4.2)	75.2	n/m	80.5	2.2	78.3	n/m
Net income (loss)	114.2	0.8	113.4	n/m	121.2	(35.9)	157.1	n/m
Preferred stock dividends	2.6	2.6	-	0%	5.2	5.2	-	0%
Net income (loss) applicable to common shareowners	$ 111.6	$ (1.8)	$ 113.4	n/m	$ 116.0	$ (41.1)	$ 157.1	n/m
Basic earnings (loss) per common share	$ 0.54	$ (0.01)			$ 0.56	$ (0.20)		
Diluted earnings (loss) per common share	$ 0.53	$ (0.01)			$ 0.55	$ (0.20)		

20

21 Revenue Classifications 21 Voice STRATEGIC LEGACY INTEGRATION Fioptics Voice Switched Access Digital Trunking Data Fioptics Internet DWDM DSL (> 10 meg) Metro-Ethernet Dedicated Internet DSL (< 10 meg) Dial up Internet TDM DSO, DS1, DS3 Long Distance/ VoIP VoIP Private Line MPLS Audio Conferencing Managed/ Professional Services Managed Services - Monitoring/Management - Data Storage - Data Security - Virtual Data Center Professional Services - Staff Augmentation - IT Consulting Telecom & IT Equipment Hardware Installation Maintenance Maintenance Information Services Long Distance Entertainment Fioptics Video

22 22 Revenue – MD&A Q2 2014 Strategic, Legacy and Integration ($ in millions) Wireline IT S&H Wireless Total Eliminations Total Strategic Voice - local service 5.7$ -$ -$ Entertainment 18.3 - - Data 37.5 - - Long distance and VoIP 14.4 - - Other 1.2 - - Managed & Professional Services - 33.8 - Hardware - - - Total Strategic 77.1 33.8 - 110.9 (4.4) 106.5 Legacy Voice - local service 44.5$ -$ -$ Entertainment - - - Data 46.7 - - Long distance and VoIP 12.0 - - Other 2.0 - - Managed & Professional Services - - - Hardware - - - Total Legacy 105.2 - - 105.2 (1.2) 104.0 Integration Voice - local service 1.7$ -$ -$ Entertainment 0.1 - - Data - - - Long distance and VoIP 0.4 - - Other 0.2 - - Managed & Professional Services - 1.9 - Hardware - 65.9 - Total Integration 2.4 67.8 - 70.2 (1.4) 68.8 Wireless - - 41.2 41.2 (0.6) 40.6 Total Revenue 184.7$ 101.6$ 41.2$ 327.5$ (7.6)$ 319.9$ Eliminations 4.0 3.0 0.6 7.6 180.7$ 98.6$ 40.6$ 319.9$ Q2 2014

23 23 Revenue – MD&A Q2 2013 Strategic, Legacy and Integration ($ in millions) Wireline IT S&H Wireless Total Eliminations Total Strategic Voice - local service 4.4$ -$ -$ Entertainment 12.6 - - Data 29.2 - - Long distance and VoIP 12.5 - - Other 2.0 - - Managed & Professional Services - 29.1 - Hardware - - - Total Strategic 60.7 29.1 - 89.8 (2.8) 87.0 Legacy Voice - local service 52.0$ -$ -$ Entertainment - - - Data 50.0 - - Long distance and VoIP 13.1 - - Other 2.3 - - Managed & Professional Services - - - Hardware - - - Total Legacy 117.4 - - 117.4 (3.0) 114.4 Integration Voice - local service 1.9$ -$ -$ Entertainment 0.4 - - Data - - - Long distance and VoIP 1.2 - - Other - - - Managed & Professional Services - 0.8 - Hardware - 56.1 - Total Integration 3.5 56.9 - 60.4 (0.9) 59.5 Wireless - - 51.7 51.7 (0.6) 51.1 Total Revenue 181.6$ 86.0$ 51.7$ 319.3$ (7.3)$ 312.0$ Eliminations 4.2 2.5 0.6 7.3 177.4$ 83.5$ 51.1$ 312.0$ Q2 2013

24 24 Revenue – MD&A YTD 2014 Strategic, Legacy and Integration ($ in millions) Wireline IT S&H Wireless Total Eliminations Total Strategic Voice - local service 10.2$ -$ -$ Entertainment 35.2 - - Data 72.6 - - Long distance and VoIP 28.2 - - Other 2.5 - - Managed & Professional Services - 66.7 - Hardware - - - Total Strategic 148.7 66.7 - 215.4 (7.1) 208.3 Legacy Voice - local service 91.4$ -$ -$ Entertainment - - - Data 94.6 - - Long distance and VoIP 24.3 - - Other 4.1 - - Managed & Professional Services - - - Hardware - - - Total Legacy 214.4 - - 214.4 (4.6) 209.8 Integration Voice - local service 3.4$ -$ -$ Entertainment 0.2 - - Data - - - Long distance and VoIP 1.2 - - Other 0.4 - - Managed & Professional Services - 3.0 - Hardware - 133.8 - Total Integration 5.2 136.8 - 142.0 (2.5) 139.5 Wireless - - 85.9 85.9 (1.1) 84.8 Total Revenue 368.3$ 203.5$ 85.9$ 657.7$ (15.3)$ 642.4$ Eliminations 8.1 6.1 1.1 15.3 360.2$ 197.4$ 84.8$ 642.4$ YTD Q2 2014

25 25 Revenue – MD&A YTD 2013 Strategic, Legacy and Integration ($ in millions) Wireline IT S&H Wireless Total Eliminations Total Strategic Voice - local service 8.5$ -$ -$ Entertainment 24.6 - - Data 56.7 - - Long distance and VoIP 24.9 - - Other 3.1 - - Managed & Professional Services - 56.2 - Hardware - - - Total Strategic 117.8 56.2 - 174.0 (5.7) 168.3 Legacy Voice - local service 105.6$ -$ -$ Entertainment - - - Data 100.6 - - Long distance and VoIP 26.5 - - Other 4.0 - - Managed & Professional Services - - - Hardware - - - Total Legacy 236.7 - - 236.7 (6.1) 230.6 Integration Voice - local service 3.7$ -$ -$ Entertainment 0.4 - - Data - - - Long distance and VoIP 2.3 - - Other 0.4 - - Managed & Professional Services - 1.3 - Hardware - 113.0 - Total Integration 6.8 114.3 - 121.1 (1.3) 119.8 Wireless - - 105.0 105.0 (1.2) 103.8 Total Revenue 361.3$ 170.5$ 105.0$ 636.8$ (14.3)$ 622.5$ Eliminations 8.6 4.5 1.2 14.3 352.7$ 166.0$ 103.8$ 622.5$ YTD Q2 2013